                           DEFINITIVE PROXY MATERIALS
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                              YAHOO! INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                              YAHOO! INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
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     2)  Aggregate number of securities to which transaction applies:
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
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     *   Set forth the amount on which the filing fee is calculated and how it was determined.
/ /  Fee paid with preliminary material:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                  [YAHOO LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1998

                            ------------------------

    The Annual Meeting of Shareholders (the "Annual Meeting") of Yahoo! Inc., a California corporation (the "Company"), will be held at the Company's corporate headquarters, located at 3420 Central Expressway, Santa Clara, California, on Friday, April 17, 1998, at 10:00 a.m., local time, for the following purposes:

        1. To elect five (5) directors of the Company to serve until the 1999 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

        2. To approve the amendment to the 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares;

        3. To ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the year ending December 31, 1998; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

    The Board of Directors has fixed the close of business on February 27, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ John Place
                                          -------------------------
                                          JOHN PLACE
                                          GENERAL COUNSEL AND SECRETARY

Santa Clara, California
March 12, 1998

                                  [YAHOO LOGO]

                            3420 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Yahoo! Inc., a California corporation (the "Company" or "Yahoo!"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate headquarters, located at 3420 Central Expressway, Santa Clara, California, on Friday, April 17, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders are being mailed to shareholders on or about March 12, 1998.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
John Place, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

    The close of business on February 27, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 45,829,896 shares of Common Stock outstanding and held of record by approximately 900 shareholders. Unless otherwise indicated, all information in this Proxy Statement has been adjusted to reflect the Company's three-for-two stock split which took effect on August 11, 1997.

VOTING AND SOLICITATION

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, which will act as Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

    The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of each of the five nominees named below, FOR amendment of the Company's 1995 Stock Plan, FOR ratification of the appointment of the designated independent accountants and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    At the Annual Meeting, the shareholders will elect five directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Shareholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below.

    The names of the nominees, their ages as of February 27, 1998, and certain other information about them are set forth below:

NAME                                                 AGE                            POSITION
-----------------------------------------------      ---      -----------------------------------------------------
Timothy Koogle.................................          46   President, Chief Executive Officer and Director
Jerry Yang.....................................          29   Chief Yahoo and Director
Eric Hippeau(1)................................          46   Director
Arthur H. Kern(1)(2)...........................          51   Director
Michael Moritz(1)(2)...........................          43   Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    MR. KOOGLE has served as the Company's President and Chief Executive Officer and as a member of the Company's Board of Directors since August 1995. Prior to joining the Company, Mr. Koogle was President of Intermec Corporation, a manufacturer of data collection and data communication products, from 1992 to 1995. During that time, he also served as a corporate Vice President of Intermec's parent company, Western Atlas. From 1982 to 1991, Mr. Koogle held various operations and executive management positions at Motorola, Inc. Mr. Koogle holds a B.S. degree in mechanical engineering from the University of Virginia and M.S. and Engr. D. degrees in mechanical engineering from Stanford University.

    MR. YANG, a founder of the Company, has served as a member of the Company's Board of Directors and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. Mr. Yang also serves as a director of Yahoo! Japan Corporation. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

    MR. HIPPEAU has served as a member of the Company's Board of Directors since January 1996. Mr. Hippeau has served as Chairman and Chief Executive Officer of Ziff-Davis Inc. ("Ziff-Davis") since 1993. Mr. Hippeau joined Ziff-Davis in 1989 as publisher of PC Magazine. He was promoted to Executive Vice President of Ziff-Davis in 1990, President and Chief Operating Officer in February 1991. Mr. Hippeau attended the Sorbonne in Paris.

    MR. KERN has served as a member of the Company's Board of Directors since January 1996. Mr. Kern is a founder, Chairman and Chief Executive Officer of American Media, which owns and operates four commercial radio stations in the Michigan area. From 1969 to 1986, Mr. Kern served in a variety of television sales management and general management positions with Group W/Westinghouse Broadcasting Company. Mr. Kern also serves on the Board of Directors of Northwest Broadcasting, a group owner of Fox-affiliated television stations, and Total Entertainment Network. Mr. Kern is a graduate of Yale University.

    MR. MORITZ has served as a member of the Company's Board of Directors since April 1995. He has been a general partner of Sequoia Capital, a venture capital firm, since 1988. Sequoia provided the original venture capital financing and helped organize companies such as Cisco Systems, C-Cube Microsystems, Arbor Software, LSI Logic, Linear Technology, and Microchip Technology. Mr. Moritz also serves as a Director of Flextronics International and NeoMagic, as well as several private companies. Between 1979 and 1984, Mr. Moritz was employed in a variety of positions by Time, Inc. Mr. Moritz has an M.A. degree in history from Oxford University and an M.B.A. from the Wharton School.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During fiscal 1997, the Board met eight times and took action by unanimous written consent on five occasions, and no director then in office attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

    The Audit Committee consists of directors Kern and Moritz, two of the Company's non-employee directors, and met three times during 1997. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

    The Compensation Committee consists of directors Kern, Moritz and Hippeau (Chair), three of the Company's non-employee directors. The Compensation Committee met once and took action by unanimous written consent on six occasions during 1997. Its functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's 1995 Stock Plan and the Company's 1996 Employee Stock Purchase Plan. Compensation-related matters for employee officers subject to the provisions of Internal Revenue Code Section 162(m) are administered by a subcommittee of the Compensation Committee consisting of Messrs. Moritz and Kern.

DIRECTOR COMPENSATION

    The Company does not pay fees to its directors for attendance at meetings. The Company reimburses its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company's 1996 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a nonstatutory stock option to purchase 60,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the Company's shareholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 7,500 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Each of the non-employee nominees for director named in this Proxy Statement will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 7,500 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting. The exercise price of all stock options granted under the Directors' Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
                        AMENDMENT TO THE 1995 STOCK PLAN

    At the Annual Meeting, the Company's shareholders are being asked to approve an amendment to the 1995 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock reserved for issuance under the Stock Plan by 2,000,000 shares to an aggregate of 21,500,000 shares. The Board of Directors adopted the amendment, subject to shareholder approval at the Annual Meeting.

GENERAL

    The Company believes that long-term equity compensation in the form of stock options is critical in order to attract qualified employees to the Company and to retain and provide incentive to current employees, particularly in light of the increasingly competitive environment for talented personnel. As of February 27, 1998, options to purchase 11,140,306 shares were outstanding under the Stock Plan, 4,093,237 shares had been issued pursuant to the exercise of options granted under such plan and 4,266,457 shares remained available for future grants. The Board of Directors believes that the number of shares currently available under the Stock Plan is likely to be insufficient in light of potential continued growth in the Company's operations, including potential increases in the number of employees if and to the extent the Company completes acquisitions of other companies or businesses. For this reason, the Board has determined that it is in the best interests of the Company to increase the number of shares available for issuance under the Stock Plan by 2,000,000 shares.

    Options granted under the Stock Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Board of Directors, at its discretion, may also grant rights to purchase Common Stock directly, rather than pursuant to stock options, subject to certain restrictions discussed below.

    The Stock Plan is not a tax-qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    No stock purchase rights have been granted under the Stock Plan. Shares not purchased under an option prior to its expiration will be available for future option grants under the Stock Plan. As of February 27, 1998, the aggregate fair market value of shares subject to outstanding options under the Stock Plan was $815,331,145, based upon the closing price of the Common Stock as reported on The Nasdaq Stock Market on such date. The actual benefits, if any, to the holders of stock options issued under the Stock Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. As of December 31, 1997, the Named Executive Officers (as defined below under the caption "Executive Officer Compensation and Other Matters") and directors of the Company have received grants under the Stock Plan of options to purchase Common Stock of the Company as set forth under the heading "Plan Benefits."

PURPOSE

    The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The Stock Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The Stock Plan is currently being administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which shall be constituted to satisfy the applicable requirement of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Code Section 162(m), has the exclusive authority to grant stock options and purchase rights and otherwise administer the Stock Plan with respect to the officers and directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Plan.

ELIGIBILITY

    The Stock Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors) of the Company or any of its subsidiaries or affiliates (including a partnership or limited liability company in which the Company owns any equity interest), provided, however, that employees of an affiliate are not eligible to receive incentive stock options. In addition, the Stock Plan provides that nonstatutory stock options may be granted to consultants (including directors who are not employees of the Company) of the Company or any of its subsidiaries or affiliates. The Board of Directors or the Compensation Committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to the Company, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of February 27, 1998, there were approximately 440 employees, officers, consultants and directors eligible to participate in the Stock Plan.

    The Stock Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 1,500,000, subject to adjustment as provided in the Stock Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the optionee. Under the Stock Plan as amended, each option is subject to the following additional terms and conditions:

        (a) EXERCISE OF THE OPTION. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

        (b) EXERCISE PRICE. The exercise price under the Stock Plan is determined by the Board of Directors or its committee and may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted, or 85 percent in the case of nonstatutory stock options granted to optionees who are not "covered employees" under Code
    Section 162(m). The fair market value per share is equal to the closing price on The Nasdaq Stock Market on the date of grant. In the case of an incentive stock option granted to an optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price must not be less than 110 percent of the fair market value on the date of grant.

        (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship (including service as a director) terminates for any reason other than disability or death, options under the Stock Plan may be exercised not later than three months (or such other period of time not less than thirty days in the case of an incentive stock option or not more than twelve months in the case of a nonstatutory stock option as is determined by the Board of Directors or its committee, with such determination in the case of an incentive stock option being made at the time of grant) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term. The Company has entered into agreements with certain officers that provide for acceleration of option vesting under certain circumstances. See "Executive Officer Compensation and Other Matters."

        (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within twelve months of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

        (e) DEATH. Under the Stock Plan, if an optionee should die while employed or retained by the Company or during the thirty day period following termination of the optionee's employment or consulting relationship (including service as a director), options may be exercised within twelve months after the date of death to the extent the options would have been exercisable (i) on the date of death, in the case of an optionee who dies while employed or retained by the Company, or (ii) on the date of termination of employment or consulting relationship, in the case of an optionee who dies within thirty days after termination of employment or consulting relationship.

        (f) EXTENSION OF EXERCISE PERIOD. The Stock Plan provides that, notwithstanding the limited period described above following termination of employment, disability or death of an optionee, the Board of Directors or its committee can extend the period of time for which an option will remain exercisable following termination of an optionee's employment or consulting relationship with the Company. In no event, however, may an option be exercised by any person after its expiration.

        (g) TERMINATION OF OPTIONS. The Stock Plan provides that options granted under the Stock Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

        (h) OPTION NOT TRANSFERABLE. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death, provided, however, that the Stock Plan permits the Board of Directors or its committee in its discretion to grant transferable nonstatutory stock options that comply with applicable laws.

        (i) ASSUMPTION OR SUBSTITUTION OF OPTIONS. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board of Directors is obligated to either accomplish a substitution or assumption of options or give thirty days notice of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within thirty days of such notice.

        (j) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board of Directors or its committee.

RESTRICTED STOCK PURCHASE RIGHTS

    The Stock Plan permits the granting of rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards made by the Company. No such grants have been made to date. Upon the granting of a stock purchase right under the Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time in which such person must accept such offer. The purchase price for stock purchased pursuant to such rights shall not be less than 85 percent of the fair market value of such shares on the date of grant. Stock purchase rights granted to persons subject to Section 16 of the Exchange Act, will be subject to any restrictions necessary to comply with Rule 16b-3.

    Unless the Administrator of the Stock Plan determines otherwise, the underlying stock purchase agreement for stock purchased pursuant to a stock purchase right granted under the Stock Plan will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the Stock Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the Stock Plan at any time or may terminate it without approval of the shareholders, provided however, that shareholder approval is required for any amendment to the Stock Plan that increases the number of shares that may be issued under the Stock Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the Stock Plan or results in other changes which would require shareholder approval to qualify options granted under the Stock Plan as performance-based compensation under Section 162(m) of the Code. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Stock Plan. The Stock Plan shall terminate in May, 2005, provided that any options then outstanding under the Stock Plan shall remain outstanding until they expire by their terms.

PLAN BENEFITS

    The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Stock Plan. The following table sets forth information with respect to the stock options from January 1, 1997 through December 31, 1997 to the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the Stock Plan. No additional stock options were granted to the Named Executive Officers after December 31, 1997 and prior to the date of this Proxy Statement.

                                                             NUMBER OF SHARES SUBJECT
                                                                        TO              WEIGHTED AVERAGE
                                                              OPTIONS GRANTED UNDER      EXERCISE PRICE
NAME                                                              THE STOCK PLAN           PER SHARE
----------------------------------------------------------  --------------------------  ----------------
Timothy Koogle............................................              125,000            $  53.875
Jeffrey Mallett...........................................               80,000            $  53.875
Gary Valenzuela...........................................               60,000            $  53.875
Farzad Nazem..............................................               70,000            $  53.875
Anil Singh................................................               25,000            $  53.875
All current executive officers as a group (7 persons).....              360,000            $  53.875
All current directors (other than executive officers) as a
  group (3 persons).......................................                   --                     --
All employees and consultants (including all current
  officers who are not executive officers) as a group (362
  persons)................................................            4,141,716            $  36.66

FEDERAL INCOME TAX ASPECTS OF THE STOCK PLAN

    Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

    If an option granted under the Stock Plan is an incentive stock option, under Federal tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for Federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the incentive stock option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under Federal tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under Federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under Federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The current Federal tax rate on long-term capital gain is capped at 28 percent for shares held more than one year, but not more than 18 months after exercise, and at 20% for shares held more than 18 months after exercise. Capital losses are allowed under Federal tax laws in full against capital gains plus $3,000 on an annual basis of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for Federal tax law purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or ten percent shareholder of the Company, the date of taxation under Federal tax laws may be deferred unless the optionee files a timely election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

    The approval of the amendment to the Stock Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares requires the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK PLAN AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Effective February 1, 1996, Price Waterhouse LLP was engaged as the Company's independent accountants and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 1998. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants.

    A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

    Prior to February 1, 1996, Coopers & Lybrand L.L.P. had been the Company's independent accountants. The decision to change independent accountants was approved by the Company's Board of Directors. Coopers & Lybrand L.L.P. has not audited or reported on any financial statements of the Company as of any date or for any period and has not consulted with the Company on any matters of accounting principles or practices. Prior to February 1, 1996, the Company had not consulted with Price Waterhouse LLP on any items which involved the Company's accounting principles or the form of audit opinion to be issued on the Company's financial statements.

RECOMMENDATION OF THE BOARD

    THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of February 27, 1998, (i) by each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) by each director and Named Executive Officer of the Company who beneficially owns shares of Common Stock and (iii) by all directors and executive officers of the Company as a group.

                                                                                      AMOUNT AND
                                                                                      NATURE OF       PERCENT OF
                                                                                      BENEFICIAL     COMMON STOCK
BENEFICIAL OWNER                                                                     OWNERSHIP(1)   OUTSTANDING(2)
-----------------------------------------------------------------------------------  ------------  -----------------
SOFTBANK Holdings Inc.(3)..........................................................   13,428,842            29.3%
  10 Langley Road, Suite 403
  Newton Center, MA 02159

David Filo.........................................................................    5,854,474            12.8%
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Jerry Yang.........................................................................    5,745,045            12.5%
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Michael Moritz(4)..................................................................    1,838,094             4.0%
  c/o Sequoia Capital
  3000 Sand Hill Road
  Suite 280, Bldg. 4
  Menlo Park, CA 94025

Timothy Koogle(5)..................................................................      622,392             1.3%
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Farzad Nazem(6)....................................................................      254,572           *
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Jeffrey Mallett(7).................................................................      121,799           *
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Arthur H. Kern(8)..................................................................       71,239           *
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

Gary Valenzuela(9).................................................................       41,318           *
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

                                                                                      AMOUNT AND
                                                                                      NATURE OF       PERCENT OF
                                                                                      BENEFICIAL     COMMON STOCK
BENEFICIAL OWNER                                                                     OWNERSHIP(1)   OUTSTANDING(2)
-----------------------------------------------------------------------------------  ------------  -----------------
Eric Hippeau(10)...................................................................       24,000           *
  Ziff-Davis Inc.
  One Park Avenue
  New York , NY 10016

Anil Singh(11).....................................................................       11,567           *
  c/o Yahoo! Inc.
  3420 Central Expressway
  Santa Clara, CA 95051

All directors and executive officers as a group....................................   14,584,500            31.2%
  (10 persons)(12)

------------------------

  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable on or before April 28, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

 (2) Based on 45,829,896 shares of Common Stock outstanding on February 27,
     1998.

 (3) SOFTBANK Holdings Inc. ("SOFTBANK") is a wholly-owned subsidiary of SOFTBANK Corp. Masayoshi Son is the President and Chief Executive Officer of and owns approximately 50% interest in SOFTBANK Corp., and, therefore, he may be deemed to beneficially own such shares, although Mr. Son disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. On December 13, 1996, SOFTBANK granted an option to purchase 60,000 shares of Common Stock (the "Option"), which are owned by SOFTBANK, to Mr. Hippeau at a purchase price per share of $13.25. Twenty percent of the Option shares vest and become exercisable in five annual equal installments beginning April 1, 1997. Mr. Hippeau disclaims beneficial ownership of all shares owned by SOFTBANK, except those shares under the Option which are exercisable within 60 days of February 27, 1998 (i.e., April 28, 1998).

 (4) Includes 1,601,158 shares held by Sequoia Capital VI ("Sequoia Capital") and 87,915 shares held by Sequoia Technology Partners VI ("Sequoia Technology"). Mr. Moritz, as general partner of each of Sequoia Capital and Sequoia Technology, may be deemed to beneficially own such shares, although Mr. Moritz disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

 (5) Includes 490,694 shares issuable upon exercise of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (6) Includes 251,406 shares issuable upon exercise of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (7) Includes 119,999 shares issuable upon exercise of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (8) Represents shares issuable upon exercise of an option within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (9) Includes 40,781 shares issuable upon exercise of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (10) Represents shares issuable upon exercise of an option within 60 days of February 27, 1998, which option was granted by SOFTBANK. See footnote 3 above. Mr. Hippeau serves as Chairman and Chief Executive Officer of Ziff-Davis, a subsidiary of SOFTBANK.

 (11) Includes 11,564 shares issuable upon exercise of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan.

 (12) Includes 1,689,073 shares held by entities affiliated with Mr. Moritz, director of the Company, as described in footnote 4 above, as to which Mr. Moritz disclaims beneficial ownership except to the extent of his pecuniary interest. Also includes 985,682 shares issuable upon exercise, by certain directors and executive officers, of options within 60 days of February 27, 1998 under the Company's 1995 Stock Plan. Does not include 13,428,842 shares held by SOFTBANK, which owns all the outstanding stock of Ziff-Davis, of which Eric Hippeau, a director of the Company, is Chairman and Chief Executive Officer.

                EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning compensation of (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company serving at December 31, 1997 (collectively, the "Named Executive Officers").

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                            ANNUAL COMPENSATION         ------------
                                       ------------------------------    SECURITIES     ALL OTHER
                                                       OTHER ANNUAL      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR  SALARY($) COMPENSATION($)   OPTIONS(#)       ($)(1)
-------------------------------------  ----  -------  ---------------   ------------   ------------
Timothy Koogle (2) ..................  1997  165,000      --               125,000          887
  President and Chief Executive        1996  150,000      --               120,000          870
  Officer                              1995   68,750      --             1,538,265        --

Jeffrey Mallett (3) .................  1997  150,000      --                80,000      270 216
  Chief Operating Officer              1996  125,000      --                67,500        --
                                       1995   27,748      --               900,000

Gary Valenzuela (4) .................  1997  145,000      --                60,000        2,865
  Senior Vice President, Finance and   1996  123,750      --               652,500        1,547
  Administration, and Chief Financial
  Officer

Farzad Nazem (5) ....................  1997  145,000      --                70,000        2,692
  Senior Vice President, Product       1996  101,770      --               712,500        3,574
  Development and Operations, and
  Chief Technology Officer

Anil Singh (6) ......................  1997  137,533      43,750(7)         25,000        2,656
  Vice President, Advertising Sales    1996   75,480      43,750(7)         52,500        1,707
                                       1995    5,817      --               225,000        --

------------------------

(1) Represents premiums paid for Group Term Life Insurance for each of the executive officers, except that for Messrs. Valenzuela, Singh and Nazem the amounts also include Company contributions under the Company's 401(k) Plan of $2,375 for each such executive officer in 1997 and $1,305, $1,575 and $3,356, respectively, in 1996.

(2) Mr. Koogle joined the Company in August 1995.

(3) Mr. Mallett joined the Company in October 1995.

(4) Mr. Valenzuela joined the Company in February 1996.

(5) Mr. Nazem joined the Company in March 1996.

(6) Mr. Singh joined the Company in November 1995 and became an executive officer of the Company in December 1996.

(7) Consists of advertising sales commissions.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information with respect to stock options granted to the Named Executive Officers during the year end December 31, 1997. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed annual compounded rates of stock price appreciation during the option term.

                                                                                       POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS(1)                       VALUE AT ASSUMED
                           ----------------------------------------------------------     ANNUAL RATES OF
                           NUMBER OF    PERCENT OF TOTAL     EXERCISE                       STOCK PRICE
                           SECURITIES       OPTIONS        PRICE OR BASE                 APPRECIATION FOR
                           UNDERLYING      GRANTED TO          PRICE                      OPTION TERM(2)
                            OPTIONS       EMPLOYEES IN       PER SHARE     EXPIRATION  ---------------------
NAME                       GRANTED(#)    FISCAL YEAR(%)       ($/SH)          DATE       5%($)      10%($)
-------------------------  ----------   ----------------   -------------   ----------  ---------  ----------
Timothy Koogle...........   125,000           2.71%           53.875       12/02/2007  4,235,212  10,732,859
Jeffrey Mallett..........    80,000           1.74%           53.875       12/02/2007  2,710,536   6,868,030
Gary Valenzuela..........    60,000           1.30%           53.875       12/02/2007  2,032,902   5,151,773
Farzad Nazem.............    70,000           1.52%           53.875       12/02/2007  2,371,719   6,010,401
Anil Singh...............    25,000           0.54%           53.875       12/02/2007    847,042   2,146,572

------------------------

(1) Options vest ratably on an annual basis over four years. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by Messrs. Koogle, Mallett, Valenzuela and Nazem shall be exercisable to the extent of the number of shares that would otherwise vest if such officers remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 1997 and the fiscal year-end value of unexercised options held by the Named Executive Officers.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             NUMBER OF        VALUE REALIZED             OPTIONS AT               IN-THE-MONEY OPTIONS
                               SHARES        (MARKET PRICE AT        FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                              ACQUIRED        EXERCISE LESS      ---------------------------   ---------------------------
NAME                       ON EXERCISE(#)   EXERCISE PRICE)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  --------------   ------------------   -----------   -------------   -----------   -------------
Timothy Koogle...........     576,843           12,490,574         382,506        823,916       26,143,840    49,293,689
Jeffrey Mallett..........     150,000            3,561,750         129,374        543,126        8,766,411    32,722,214
Gary Valenzuela..........     225,000            5,473,201          63,135        424,365        4,190,009    25,491,866
Farzad Nazem.............      60,000            1,464,579         242,016        480,484       15,542,700    27,324,175
Anil Singh...............      37,502              920,956          36,579        172,169        2,369,033    10,083,141

------------------------

(1) Value is based on the $69.25 per share closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1997, less the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    Three non-employee members of the Company's Board of Directors, Eric Hippeau, Arthur H. Kern and Michael Moritz, serve as the Compensation Committee of the Board. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. Compensation determinations for executive officers who are subject to the provisions of Internal Revenue Code 162(m) are independently reviewed and approved by the Executive Officer Compensation Subcommittee, which consists of Messrs. Kern and Moritz.

COMPENSATION PHILOSOPHY AND REVIEW

    The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's business objectives and
(ii) to directly link compensation to improvements in Company performance and increases in shareholder value as measured principally by the trading price of the Company's Common Stock.

    In determining compensation levels for 1998, the Compensation Committee obtained survey information from a third-party consultant with respect to cash compensation and stock option grants to similarly situated officers of high technology companies of comparable size and market capitalization. The Compensation Committee also relied upon publicly available compensation information and informal survey information obtained by management with respect to other Internet-related companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph."

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

    The Company's executive compensation consists primarily of salary, health insurance and similar benefits, and the award of stock options. The Company emphasizes the award of stock options and to date the Company has not made use of cash incentive bonuses. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and shareholder long-term interests.

    OFFICER SALARIES. The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent. Based on the findings of the compensation review discussed earlier, the Compensation Committee has approved salary increases for certain executive officers effective for fiscal 1998 which the Compensation Committee believes appropriately reflect the increase in the level of the Company's operations and officer responsibility, officer performance and compensation levels for comparable companies considered by the Compensation Committee.

    The Compensation Committee increased the salary of Mr. Koogle from $160,000 to $195,000 effective as of January 1, 1998, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Koogle's performance during 1997 and his increased responsibilities associated with the rapid recent growth in the Company's operations. In reviewing Mr. Koogle's performance, the Compensation Committee noted in particular a number of Company achievements during 1997, including the sequential increases in quarterly revenues, the completion of a number of significant strategic acquisitions, business alliances and relationships, the successful launch of several additional online media properties, and the successful recruiting and hiring of other key employees. The Compensation Committee also increased the salary levels of several of the other members of the Company's senior management team effective January 1, 1998. In general, these increases were consistent with Mr. Koogle's increase, and were based upon a similar analysis of the officers' increased responsibility and positive performance assessments.

    The Compensation Committee believes that the base salary levels of the executive officers, including Mr. Koogle, are at or below the median of base salary levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee. The Compensation Committee believes this is appropriate in light of the Company's emphasis on long-term equity compensation.

    STOCK OPTION GRANTS. As noted above, the Company has relied substantially on long-term equity compensation as the principal means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the shareholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant.

    In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. As part of the annual compensation review at the end of 1997, the Compensation Committee approved the grant of options to Mr. Koogle for an additional 125,000 shares of the Company's Common Stock, reflecting Mr. Koogle's successful achievement of the business objectives described above. The Compensation Committee granted all executive officers as a group (including Mr. Koogle) additional options to purchase an aggregate of 360,000 shares of the Company's Common Stock.

    The Company has entered into agreements with each of Messrs. Koogle, Mallett, Valenzuela and Nazem, that provide, in the event of certain change-in-control transactions, for the acceleration of options held by such officers whereby each such option shall be exercisable to the extent of the number of shares that would otherwise vest if the officer remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements. The Company otherwise does not have any employment agreements with any of the executive officers.

    Because of the Company's rapid personnel growth and potential additional growth that may result from acquisitions of other companies and businesses, the Board of Directors have approved an amendment to increase by an aggregate of 2,000,000 shares, the number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Company's 1995 Stock Plan. The Company is seeking approval of this amendment by the shareholders at the Annual Meeting. See "Proposal No. 2, Amendment to the 1995 Stock Plan."

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

    The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

                                          By the Compensation Committee
                                          of the Board of Directors,

                                          Eric Hippeau
                                          Arthur H. Kern
                                          Michael Moritz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are currently no employee directors serving on the Compensation Committee. The following non-employee directors serve on the Compensation
Committee: Eric Hippeau, Arthur H. Kern and Michael Moritz.

    Mr. Hippeau is also Chairman and Chief Executive Officer of Ziff-Davis, a subsidiary of SOFTBANK Holdings Inc., a principal shareholder of the Company. The Company has entered into the following transactions with SOFTBANK or its affiliates during the fiscal year ended December 31, 1997:

        In December 1997 and in January 1998, the Company and SOFTBANK purchased shares of capital stock of GeoCities, a provider of free Web home page and community services, from GeoCities and certain shareholders of GeoCities. The Company's total investment in GeoCities equity was approximately $5 million which was paid for with newly-issued Yahoo! common stock and represents a minority interest in GeoCities. SOFTBANK acquired approximately $51 million in equity of GeoCities through a combination of an exchange of Yahoo! common stock and cash proceeds from sales of some Yahoo! common stock in the open market. This investment by SOFTBANK followed a prior minority investment in GeoCities by a SOFTBANK venture affiliate. Mr. Hippeau serves on the Board of Directors of GeoCities. The Company registered the resale of all shares of the Company's Common Stock acquired by GeoCities and GeoCities shareholders in the transaction, including the shares of the Company's Common Stock transferred by SOFTBANK to GeoCities and the shareholders of GeoCities in the transaction.

        In August 1997, the Company entered into a joint venture agreement with SOFTBANK and other SOFTBANK affiliate companies whereby Yahoo! Korea Corporation was formed to develop and operate a version of the Yahoo! Internet Guide localized for Korea. The Company owns 60% of the equity of the joint venture, and the remaining 40% is owned by SOFTBANK and other SOFTBANK affiliate companies. The Company has licensed certain elements of the Yahoo! Internet Guide to the joint venture on an exclusive basis in exchange for certain license fees.

        In November 1996, the Company and SB Holdings (Europe) Ltd., a subsidiary of SOFTBANK, entered into an agreement for the joint development and operation of localized versions of the Yahoo! Internet Guide in several European countries, which will be implemented through joint venture companies in such countries. The Company owns 70% of each joint venture and SB Holdings (Europe) Ltd. owns the remaining 30%. The Company has licensed certain elements of the Yahoo!

    Internet Guide to the joint venture companies on an exclusive basis in exchange for certain license fees. Ziff-Davis provided sales and marketing and related services to the joint venture companies during 1997 for fees of approximately $260,000.

        In April 1996, the Company and SOFTBANK signed a joint venture agreement whereby Yahoo! Japan Corporation was formed to develop and operate a version of the Yahoo! Internet Guide localized for Japan. SOFTBANK owns 66% of the equity of the joint venture and the remaining 34% is owned by the Company. The Company has licensed certain elements of the Yahoo! Internet Guide to the joint venture on an exclusive basis in exchange for certain license fees.

        In 1996, the Company entered into an agreement with SOFTBANK under which SOFTBANK agreed to purchase $2,000,000 of advertising on the Company's online properties during 1996 and annually for four years thereafter. Under this arrangement, SOFTBANK and its affiliates purchased an aggregate of approximately $2,200,000 of advertising from the Company in 1997, at rates that are comparable to those offered to other major customers.

        In 1995, the Company and Ziff-Davis entered into an agreement relating to the development and publication of certain print and online properties under the "Yahoo!" brand. Under this agreement, the Company recognized publication revenues of approximately $250,000 in 1997.

        In 1995, the Company retained an advertising sales representative firm to sell substantially all of the advertising on the Company's online properties under an exclusive arrangement. During 1996, SOFTBANK acquired a controlling interest in this firm, which is now known as SOFTBANK Interactive Marketing ("SIM"), and Mr. Hippeau, one of the Company's directors, joined the Board of Directors of SIM. The exclusive arrangement was terminated as of December 31, 1996. On December 31, 1997 SOFTBANK sold its voting interest in SIM to a third-party and Mr. Hippeau ceased to be a director. Under this arrangement, the Company paid an aggregate of approximately $1,600,000 in advertising sales commissions in 1997.

    Mr. Moritz is also a general partner of Sequoia Capital, a principal shareholder of the Company. Sequoia Capital and SOFTBANK are investors in GlobalCenter. During 1997, the Company paid GlobalCenter approximately $1,300,000 for Internet access and hosting services.

    See "Proposal No. 1--Election of Directors" for a discussion of certain information with respect to all outside directors, including directors serving on the Compensation Committee.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Board of Directors has established a policy that requires that all transactions between the Company and its officers, directors and principal shareholders and their affiliates must be approved by a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                               PERFORMANCE GRAPH

    The following graph compares, for the period that the Company's Common Stock has been registered under Section 12 of the Exchange Act (which commenced April 11, 1996), the cumulative total shareholder return for the Company, the NASDAQ Stock Market (U.S. companies) Index (the "NASDAQ Market Index"), and the Hambrecht & Quist Internet Index ("H&Q Internet Index"). Measurement points are April 12, 1996 (the first trading day), the last trading day of the Company's fiscal year ended December 31, 1996 and the last trading day of the Company's fiscal year ended December 31, 1997. The graph assumes that $100 was invested on April 12, 1996 in the Common Stock of the Company, the NASDAQ Market Index and the H&Q Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           YAHOO! INC.   NASDAQ MARKET INDEX    H&Q INTERNET INDEX
4/12/96        $100.00                 $100.00              $100.00
12/31/96      $ 130.77                $ 117.53              $ 96.11
12/31/97      $ 799.04                $ 142.96             $ 128.98

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. The agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by California law.

    Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

          SHAREHOLDER PROPOSALS FOR 1998 ANNUAL SHAREHOLDERS' MEETING

    Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by Yahoo! Inc., Attn: Secretary at 3420 Central Expressway, Santa Clara, CA 95051, no later than November 12, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) a Form 4 prepared on behalf of Timothy Koogle to report Mr. Koogle's two stock sales in April 1997 was filed late; (b) a Form 3 prepared on behalf of James J. Nelson to report Mr. Nelson's appointment as Vice President, Finance in July 1997 and the securities beneficially owned by him was filed late; (c) a Form 3 prepared on behalf of John Place to report Mr. Place's appointment as General Counsel and Secretary in January 1997 and the securities beneficially owned by him was filed late and (d) an amended Form 3 prepared on behalf of Farzad Nazem was filed in March 1998 to report the securities beneficially owned by him.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

Santa Clara, California
March 12, 1998

                                  YAHOO! INC.

                                1995 STOCK PLAN

                        (PROPOSED APRIL 1998 AMENDMENT)


     1. PURPOSES OF THE PLAN. The purposes of this 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "AFFILIATE" shall mean an entity (including a partnership or limited liability company) in which the Company, directly or indirectly through any subsidiary, owns an equity interest, but which entity is not a Subsidiary.

          (c) "APPLICABLE LAWS" has the meaning set forth in Section 4(a) below.

          (d)  "BOARD" means the Board of Directors of the Company.

          (e)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (f) "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

          (g)  "COMMON STOCK" means the Common Stock of the Company.

          (h)  "COMPANY" means Yahoo! Inc., a California corporation.

          (i) "CONSULTANT" means any person, including a Director, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services.

          (j) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expi-ration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

          (k)  "DIRECTOR" means a member of the Board.

          (l) "EMPLOYEE" means any person, including Named Executives, Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" means, as of any date, the fair market value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

          (p) "NAMED EXECUTIVE" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

          (r)  "OPTION" means a stock option granted pursuant to the Plan.

          (s) "OPTIONED STOCK" means the Common Stock subject to an Option or a Stock Purchase Right.

          (t) "OPTIONEE" means an Employee or Consultant who receives an Option or a Stock Purchase Right.

          (u) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (v)  "PLAN" means this 1995 Stock Plan.

          (w) "REPORTING PERSON" means an Officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

          (x) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

          (y) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

          (z) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (aa) "STOCK EXCHANGE" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

          (bb) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 below.

          (cc) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 21,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

        (a) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3 and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively the "Applicable Laws"), grants under the Plan may be made by different bodies with respect to Directors, Officers who are not Directors and Employees or Consultants who are not Reporting Persons.

        (b) ADMINISTRATION WITH RESPECT TO REPORTING PERSONS. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are Reporting Persons, grants under the Plan shall be made by (A) the Board, if the Board may make grants under the Plan in compliance with Rule 16b-3, or
(B) a Committee designated by the Board to make grants under the Plan, which committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

        (c) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are not Reporting Persons, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the Applicable Laws.

        (d) GENERAL. If a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws, and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

          (e) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

            (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

           (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

            (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

             (v)    to approve forms of agreement for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the share price and any restriction or limitation, the vesting of any Option or the acceleration of vesting or waiver of a forfeiture restructure, based in each case on such factors as the Administrator shall determine, in its sole discretion;

           (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(g) instead of Common Stock;

          (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

            (ix) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights; and

             (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (xi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

          (f) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options or Stock Purchase Rights.

     5.   ELIGIBILITY.

          (a) RECIPIENTS OF GRANTS. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants; provided, however, that no person subject to the reporting requirements of Section 16 of the Exchange Act may receive an option or stock purchase right unless such person is employed by or a consultant to the Company or any Parent or Subsidiary. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall be not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

          (b) TYPE OF OPTION. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (c) NO EMPLOYMENT RIGHTS. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 16 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

     8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,500,000.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

             (i)    In the case of an Incentive Stock Option that is:

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii)    In the case of a Nonstatutory Stock Option that is:

                    (A) granted to a person who, at the time of grant of such Option, is a Named Executive of the Company, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; and

                    (B) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (b) PERMISSIBLE CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Subject to Section 10(c), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty
(30) days and not more than twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if
(I) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

          (c) DISABILITY OF OPTIONEE. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve
(12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (d) DEATH OF OPTIONEE. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) EXTENSION OF EXERCISE PERIOD. Notwithstanding the limitations set forth in Sections 10(b), (c) and (d) above, the Administrator has full power and authority to extend the period of time for which any Option granted under the Plan is to remain exercisable following termination of an Optionee's Continuous Status as an Employee or Consultant from the limited period set forth in the written option agreement to such greater period of time as the Administrator shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the Option term.

          (f) RULE 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

          (g) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (c) OTHER PROVISIONS. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (I) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

               Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3.

               All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a)  the election must be made on or prior to the applicable Tax
Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made; and

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

               In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, CORPORATE TRANSACTIONS.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the maximum number of Shares of Common Stock for which Options may be granted to any Employee under Section 8 of the Plan and the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     14. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. Options and Stock Purchase Rights may be exercised or purchased during the lifetime of the Optionee or Stock Purchase Rights Holder only by the Optionee, Stock Purchase Rights Holder or a transferee permitted by this Section 14.

     15. TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a)  AMENDMENT AND TERMINATION.   The Board may amend or terminate
the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the
Plan:

               (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 14 of the Plan;

               (ii) any change in the designation of the class of persons eligible to be granted Options; or

               (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code.


          (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 20 of the Plan.

          (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. AGREEMENTS. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     20.  SHAREHOLDER APPROVAL.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

          (b) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 20(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Com-pany under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     21. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

                                 DETACH HERE


                                    PROXY

                                 YAHOO! INC.

                    1998 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of Yahoo! Inc. (the "Company"), a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 12, 1998, and hereby appoints John E. Place, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held on April 17, 1998, at 10:00 a.m., local time, at the Company's corporate headquarters located at 3420 Central Expressway, Santa Clara, California 95051 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, on the matters set forth on the reverse side.

  ANY SHAREHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES ON SUCH PROPOSAL AT THE MEETING. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE        / SEE REVERSE /
                                                                /    SIDE     /

                                 DETACH HERE

/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS.

1. To elect the following directors to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified:

   Nominees:   Timothy Koogle, Jerry Yang, Eric Hippeau,
               Arthur H. Kern, Michael Moritz

                  FOR         WITHHOLD
                  / /           / /

/ / __________________________________________________          MARK HERE
    For all nominees except as noted on the line above         FOR ADDRESS  / /
                                                                CHANGE AND
                                                                NOTE BELOW



                                              FOR    AGAINST   ABSTAIN
2. To approve an amendment to the 1995         / /      / /       / /
   Stock Plan to increase the number of
   shares of Common Stock reserved for
   issuance thereunder by 2,000,000 shares.

                                              FOR    AGAINST   ABSTAIN
3. To ratify the appointment of Price          / /      / /       / /
   Waterhouse LLP as the independent
   accountants for the Company for the year ending December 31, 1998.

                                              FOR    AGAINST   ABSTAIN
4. To transact such other business as may      / /      / /       / /
   properly come before the Annual Meeting
   and any adjournment or postponement
   thereof.

Please sign exactly as your name(s) appear(s) on your stock certificate. Joint owners should each sign personally. If signed by an attorney-in-fact, the power of attorney should be attached. A corporation is requested to sign its name by its President or other authorized officer, with the office held indicated. Executors, administrators, trustees, etc. should indicate their status when signing.

Signature: ________________________________________ Date:_________________


Signature: ________________________________________ Date:_________________